UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: July 28, 2004

Date of Report: July 28, 2004

Ferrellgas Partners, L.P.Ferrellgas
Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

(Exact name of registrants as specified in their charters)

Delaware Delaware Delaware Delaware	001-11331 333-06693 000-50182 000-50183	43-1698480 43-1742520 43-1698481 14-1866671
(States or other jurisdictions of incorporation or organization)	Commission file numbers	(I.R.S. Employer Identification Nos.)

One Liberty Plaza, Liberty, Missouri 64068

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (816) 792-1600

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Anticipated Equity Offering

        Ferrellgas Partners, L.P. has issued a press release announcing its plan to sell 2,500,000 common units in an underwritten offering pursuant to an effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission. Ferrellgas will also grant the underwriters an option to purchase up to 375,000 additional units to cover over-allotments, if any. A consent from Ernst & Young LLP related to this offering is filed as Exhibit 23.1 to this Current Report and is hereby incorporated by reference. Ferrellgas also issued a press release today regarding the anticipated equity offering, and is filed as Exhibit 99.1 to this Current Report.

        This filing does not constitute an offer to sell nor the solicitation of an offer to buy these securities. No offer, solicitation or sale of these securities will occur in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

      Not applicable

(b) Pro forma financial information

      Not applicable

(c) Exhibits

        The exhibits listed in the Index to Exhibits are filed as part of this Current Report on Form 8-K.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FERRELLGAS PARTNERS, L.P. By Ferrellgas, Inc., its general partner
Date: July 28, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS PARTNERS FINANCE CORP.
Date: July 28, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS, L.P. By Ferrellgas, Inc., its general Partner
Date: July 28, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer
FERRELLGAS FINANCE CORP.
Date: July 28, 2004	By /s/ Kevin T. Kelly
Kevin T. Kelly Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
23.1	Consent of Ernst & Young LLP, independent auditors, for the certain use of its report appearing in the Current Report on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp.,
Ferrellgas, L.P., and Ferrellgas Finance Corp. as filed with the SEC on April 22, 2004.

99.1	Press Release of Ferrellgas Partners, L.P. dated July 28, 2004, announcing its proposed public equity offering of 2,500,000 common units.